Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Limited Brands, Inc. of our reports dated March 23, 2005, with respect to the consolidated financial statements of Limited Brands, Inc., Limited Brands, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Limited Brands, Inc., included in the 2004 Annual Report to Shareholders of Limited Brands, Inc.

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407);

of our report dated March 23, 2005, with respect to the consolidated financial statements of Limited Brands, Inc. incorporated herein by reference, and our report dated March 23, 2005, with respect to Limited Brands, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Limited Brands, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended January 29, 2005.

/s/ Ernst & Young LLP

Columbus, Ohio

April 6, 2005